UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 14, 2012

PARKERVISION, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-22904	59-2971472
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7915 Baymeadows Way, Suite 400, Jacksonville, Florida		32256
(Address of Principal Executive Offices)		(Zip Code)

(904) 732-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 14, 2012, ParkerVision, Inc. (the “Company”) entered into a placement agency agreement (the “Placement Agency Agreement”) with Craig-Hallum Capital Group LLC and Ladenburg Thalmann & Co. Inc. (together, the “Agents”). Under the Placement Agency Agreement, the Agents agreed to act as the placement agents, on a reasonable best efforts basis, for a proposed offering by the Company of its equity securities (the “Offering”). As compensation for such services, the Company agreed to pay the Agents a fee of 6% of the aggregate gross proceeds from the sale of such equity securities and to reimburse the Agents for all reasonable out-of-pocket accountable expenses incurred by them in connection with this offering, including the fees and disbursement of counsel, up to a maximum of $100,000. The Placement Agency Agreement contains customary representations and warranties and covenants of the Company and is subject to customary closing conditions. In addition, the Company and the Agents have agreed to indemnify each other against certain liabilities, including indemnification of the Agents by the Company for liabilities under the Securities Act of 1933, as amended, and for liabilities arising from breaches of the representations, warranties or obligations contained in the Placement Agency Agreement.

On September 14, 2012, the Company also entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the purchasers in the Offering (the “Investors”). Under the Securities Purchase Agreement, the Investors agreed to purchase, and the Company agreed to sell, an aggregate of 4,381,761 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, at a purchase price of $2.30 per Share. The Securities Purchase Agreement contains customary representations and warranties and covenants of the Company and is subject to customary closing conditions. In addition, the Company has agreed to indemnify the Investors for liabilities arising out of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in the Securities Purchase Agreement or related documents or (ii) any action instituted against an Investor by any of the Company’s stockholders (other than stockholders who are affiliated with such Investor) with respect to the Offering, subject to certain exceptions.

The Offering is being made pursuant to a prospectus supplement dated September 14, 2012 and an accompanying base prospectus, which are part of the Company’s “shelf” Registration Statement on Form S-3 (File No. 333-183713), declared effective by the Securities and Exchange Commission on September 11, 2012.  The Company anticipates that the Offering will close on September 19, 2012, subject to customary closing conditions. After deducting the Agent’s fees and estimated expenses payable by the Company in connection with the Offering, the net proceeds to the Company are expected to be approximately $9.3 million.

The Placement Agency Agreement and a form of the Securities Purchase Agreement are attached to this Current Report as Exhibit 1.1 and 10.1, respectively, and are incorporated herein by reference. The foregoing description of the Placement Agency Agreement and the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibits.

The Placement Agency Agreement and the form of Securities Purchase Agreement have been included to provide investors and security holders with information regarding their terms. The agreements are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Placement Agency Agreement and the Securities Purchase Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreement, may in some cases be made solely for the allocation of risk between the parties and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Placement Agency Agreement and the Securities Purchase Agreement.

Item 8.01.  Other Events.

On September 14, 2012, the Company issued a press release announcing that it had signed the Securities Purchase Agreement. The press release is attached to this Current Report as Exhibit 99.1.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits:

Exhibit	Description

1.1	Placement Agency Agreement, dated September 14, 2012, between ParkerVision, Inc. and Craig-Hallum Capital Group LLC and Ladenburg Thalmann & Co. Inc.

5.1	Opinion of Graubard Miller.

10.1	Form of Securities Purchase Agreement.

23.1	Consent of Graubard Miller (included as part of Exhibit 5.1).

99.1	Press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 14, 2012
PARKERVISION, INC.

By:	/s/ Cynthia Poehlman
Cynthia Poehlman
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

1.1	Placement Agency Agreement, dated September 14, 2012, between ParkerVision, Inc. and Craig-Hallum Capital Group LLC and Ladenburg Thalmann & Co. Inc.

5.1	Opinion of Graubard Miller.

10.1	Form of Securities Purchase Agreement.

23.1	Consent of Graubard Miller (included as part of Exhibit 5.1).

99.1	Press release.